As filed with the U.S. Securities and Exchange Commission on February 4, 2022.

Registration No. 333 -

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Nuvectis Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	86-2405608
(State of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Bridge Plaza

Suite 275

Fort Lee, NJ, 07024
(201) 614-3150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ron Bentsur, M.B.A.
Chairman and Chief Executive Officer

Nuvectis Pharma, Inc.

1 Bridge Plaza

Suite 275

Fort Lee, NJ, 07024
(201) 614-3151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew W. Mamak Alston & Bird LLP 90 Park Avenue New York, NY 10016 (212) 210-1256	Ivan K. Blumenthal Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 3rd Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   File No. 333-260099

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional Common Stock, par value $0.00001 per share (“Common Stock”), of Nuvectis Pharma, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260099), and declared effective by the Commission on February 4, 2022 (the “Prior Registration Statement”). This Registration Statement is being filed for the sole purpose of increasing the number of shares to be offered in the public offering and the number of shares underlying the warrants to be issued to the representative of the underwriters by a total of $1,710,637 in shares of Common Stock, including additional shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)       Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-260099) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement.

Exhibit
Number	Description
5.1	Opinion of Alston & Bird LLP.
23.1	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited.
23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).
107	Filing Fee Table

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on this 4th day of February, 2022.

Nuvectis Pharma, Inc.

By:	/s/ Ron Bentsur
Ron Bentsur
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Ron Bentsur	Chairman, Chief Executive Officer and President	February 4, 2022
Ron Bentsur	(Principal Executive Officer)

*	Interim Chief Financial Officer	February 4, 2022
Uri Ben-Or	(Principal Financial and Accounting Officer)

*	Director	February 4, 2022
Kenneth Hoberman

*	Director	February 4, 2022
James F. Oliviero III

*	Director	February 4, 2022
Matthew L. Kaplan

* /s/ Ron Bentsur
Attorney-in-Fact